                                                                    EXHIBIT 99.1

                       [METROCORP BANCSHARES, INC. LOGO]
                           METROCORP BANCSHARES, INC.


    METROCORP BANCSHARES, INC. ANNOUNCES SECOND QUARTER 2002 EARNINGS RESULTS

HOUSTON, TEXAS - (July 24, 2002) MetroCorp Bancshares, Inc. (Nasdaq:MCBI), a Texas corporation, which through its subsidiary, MetroBank,N.A., provides community banking services to multicultural markets, today announced net income after tax of $2.2 million for the second quarter ended June 30, 2002, approximately $100,000 higher than the same period in 2001. Diluted earnings per share for the second quarter 2002 were $0.30, unchanged from the same quarter in 2001. Net income after tax and diluted earnings per share for the six months ended June 30, 2002 were $4.3 million and $0.60, respectively, up approximately $100,000 from the same period in 2001.

Allen Brown, President of MetroCorp Bancshares, Inc. and Chief Executive Officer of MetroBank, N.A., said, "We are pleased with the growth seen in our balance sheet, as loans grew 2.3% and investment securities grew 25.4% since December 31, 2001. Our deposit balances continue to be stable, providing asset funding and consistent noninterest income. Net interest income before provision for loan losses for the three and six months ended June 30, 2002 was $8.8 million and $16.6 respectively and was an increase over the same periods in 2001 of 12.6% and 5.5%, respectively. This is positive news while we continue to commit resources towards our asset quality assessment and resolution program."

INTEREST INCOME AND EXPENSE. Interest income for the three months ended June 30, 2002 was $12.4 million, down $1.8 million or 13.0% from $14.2 million for the same three months in 2001. Interest income for the six months ended June 30, 2002 was $24.0 million, down $5.3 million or 17.8% from $29.3 million for the same period in 2001. The lower interest income in 2002, compared to 2001 was primarily the result of significantly lower market interest rates in 2002 coupled with an increase in nonaccrual loans. Refinancing of existing loans and lower interest rates on new loan production were also factors in the lower interest income.

Interest expense for the three months ended June 30, 2002 was $3.6 million, down $2.8 million or 44.0% from $6.4 million for the same three months in 2001. Interest expense for the six months ended June 30, 2002 was $7.5 million, down $6.1 million or 44.8% from $13.6 million for the same period in 2001. The decrease in interest expense during both periods was primarily the result of lower market interest rates in 2002 and also a decline in certificate of deposits. Additionally, a significant portion of the certificate of deposit portfolio matured in the first quarter 2002 and renewed at lower interest rates compared to interest rate levels in early 2001.

Net interest income before provision for loan losses for the three months ended June 30, 2002 was $8.8 million, up $979,000 or 12.6% from $7.8 million for the same three months in 2001. Net interest income before provision for loan losses for the six months ended June 30, 2002 was $16.6 million, up $862,000 or 5.5% from $15.7 million for the same period in 2001. The increase in net interest income for the three and six months ended June 30, 2002 was primarily the result of lower interest income offset by significantly lower interest expense. A rate and


                       9600 Bellaire Boulevard * Suite 252
            P.O. Box 4760, Houston, Texas 77210-4760 * 713-776-3876
volume analysis of the increase in net interest income overwhelmingly reflects an increase in volume of average earning assets as the major contribution to the increase. The net interest margin for the three months ended June 30, 2002 was 4.82% compared to 4.64% for the same three months in 2001, an improvement of 18 basis points, primarily due to a lower cost of funds and an increase in net average earning assets. The net interest margin for the six months ended June 30, 2002 was 4.69% compared to 4.70% for the same period in 2001.

NONINTEREST INCOME AND EXPENSE. Noninterest income for the three months ended June 30, 2002 was $2.3 million, basically unchanged from $2.3 million for the same three months in 2001. Noninterest income for the six months ended June 30, 2002 was $4.8 million, up $331,000 or 7.5% from $4.4 million for the same period in 2001. The increase was primarily due to increased transaction accounts that have provided additional service charge and NSF fee income as a result of continued relationship banking initiatives.

Noninterest expense for the three months ended June 30, 2001 was $6.9 million, up $272,000 or 4.1% compared with $6.6 million for the same period in 2001. Noninterest expense for the six months ended June 30, 2002 was $13.5 million, up $456,000 or 3.5% compared with $13.1 million for the same period in 2001. The increased noninterest expense in both periods was primarily due to higher employee compensation and benefits as a result of increases in officer-level and exempt staff in addition to normal annual salary increases which became effective in May 2002. Other operating expenses decreased in both periods primarily in the categories of occupancy, professional fees, and advertising and were partially offset by losses incurred in other real estate.

PROVISION FOR LOAN LOSSES AND ASSET QUALITY. The provision for loan losses for the three months ended June 30, 2002 was $970,000, up $614,000 from $356,000 for the same quarter in 2001. The provision for loan losses for the six months ended June 30, 2002 was $1.6 million, up $787,000 from $783,000 for the same period in 2001. This was the result of continued asset quality assessment coupled with a newly established loan grading system. The allowance for loan losses as a percent of total loans at June 30, 2002 and December 31, 2001 was 1.80% and 1.81%, respectively.

Net charge-offs for the three months ended June 30, 2002 were $484,000, down $425,000 compared with $909,000 reported in the first quarter of 2002. For the six months ended June 30, 2002, net charge-offs were $1.4 million, compared to $726,000 for the same period in 2001. For the quarter ended June 30, 2002, the most significant charge-offs were related to two commercial credits (secured by real estate) totaling $213,000. The remaining charge-offs in the second quarter 2002 were various smaller commercial and consumer related credits. The Company seeks recovery on its charge-offs through all available channels.

Net nonperforming assets at June 30, 2002 were $10.7 million compared to $3.7 million at December 31, 2001, an increase of $7.0 million. The increase in nonperforming assets primarily occurred during the first quarter of 2002 with approximately $8.0 million added to nonaccrual loans as part of an identification process that represented an integral part of an overall effort to improve credit quality. Facilitating this process, loan review and problem resolution staffing was added during the first and second quarters of 2002. While future deterioration in the loan portfolio is possible, management is continuing its risk assessment and resolution program. In addition, management is focusing its attention on minimizing the Bank's credit risk through more diversified business development avenues.


                       9600 Bellaire Boulevard * Suite 252
            P.O. Box 4760, Houston, Texas 77210-4760 * 713-776-3876

Allen Brown added, "Our main focus is on improving asset quality as we strive to minimize credit risk through more diversified business development, continue our relationship banking initiatives, and concentrate on future growth opportunities; all in all, diligently working towards our commitment of enhancing shareholder value. We are encouraged with the Company's financial performance in light of the uncertain national and local economic conditions."

BALANCE SHEET DATA. Total assets at June 30, 2002 were $786.3 million, up $44.1 million or 5.9% from $742.2 million at December 31, 2001. Net loans at June 30, 2002 were $495.3 million, up $11.0 million or 2.3% from $484.2 million at December 31, 2001. Total deposits at June 30, 2002 were $645.7 million, up $3.0 million or 0.5% from $642.8 million at December 31, 2001. Other borrowings at June 30, 2002 were $60.3 million, up $35.2 million from $25.2 million at December 31, 2001. The increase was primarily the result of the Company's strategy to maintain earning asset growth during the period. Shareholders' equity at June 30, 2002 grew to $70.5 million, up $5.3 million or 8.1% from $65.2 million at December 31, 2001.

MetroCorp Bancshares, Inc., with $786.3 million in assets, provides a full range of commercial and consumer banking services through its wholly owned subsidiary, MetroBank, N.A. The Company has 14 full-service banking locations in the greater Houston and Dallas metropolitan areas. For more information, visit the Company's Web site at www.metrobank-na.com.

The statements contained in this release that are not historical facts may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe MetroCorp's future plans, projections, strategies and expectations, are based on assumptions and involve a number of risks and uncertainties, many of which are beyond MetroCorp's control. Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) general business and economic conditions in the markets MetroCorp serves may be less favorable than expected which could decrease the demand for loan, deposit and other financial services and increase loan delinquencies and defaults; (2) changes in the interest rate environment which could reduce MetroCorp's net interest margin; (3) changes in management's estimate of the adequacy of the allowance for loan losses; (4) legislative or regulatory developments including changes in laws concerning taxes, banking, securities, insurance and other aspects of the financial securities industry;
(5) the effects of competition from other financial institutions operating in the Company's market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; (6) changes in accounting principles, policies or guidelines; and (7) the Company's ability to adapt successfully to technological changes to meet customers' needs and developments in the market place. All written or oral forward-looking statements are expressly qualified in their entirety by these cautionary statements. Please also read the additional risks and factors described from time to time in MertoCorp's reports filed with the Securities and Exchange Commission.

Contact:
MetroCorp Bancshares, Inc., Houston
Allen Brown, President, (713) 776-3876, or
David D. Rinehart, EVP/Chief Financial Officer, (713) 776-3876


                       9600 Bellaire Boulevard * Suite 252
            P.O. Box 4760, Houston, Texas 77210-4760 * 713-776-3876

                           METROCORP BANCSHARES, INC.
                      (In thousands, except share amounts)
                                   (Unaudited)

                                                                         JUNE 30,       DECEMBER 31,      CHANGE
                                                                           2002             2001             %
                                                                         ---------      ------------      ------
CONSOLIDATED BALANCE SHEET
                            ASSETS
Cash and cash equivalents:
    Cash and due from banks                                              $  28,148        $  34,428        (18.2)
    Federal funds sold and other temporary investments                      25,581           26,821         (4.6)
                                                                         ---------        ---------
      Total cash and cash equivalents                                       53,729           61,249        (12.3)
Investment securities available-for-sale                                   217,089          173,087         25.4
Loans, net                                                                 495,278          484,242          2.3
Premises and equipment, net                                                  5,320            5,623         (5.4)
Accrued interest receivable                                                  3,444            3,602         (4.4)
Deferred income taxes                                                        4,667            5,471        (14.7)
Due from customers on acceptances                                            4,039            4,605        (12.3)
Other real estate and repossessed assets, net                                  921            1,025        (10.1)
Other assets                                                                 1,793            3,270        (45.2)
                                                                         ---------        ---------
    Total assets                                                         $ 786,280        $ 742,174          5.9
                                                                         =========        =========

               LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
    Noninterest-bearing                                                  $ 132,326        $ 127,299          3.9
    Interest-bearing                                                       513,423          515,452         (0.4)
                                                                         ---------        ---------
      Total deposits                                                       645,749          642,751          0.5
Other borrowings                                                            60,349           25,195        139.5
Accrued interest payable                                                       700              863        (18.9)
Income taxes payable                                                          (610)            (608)         0.3
Acceptances outstanding                                                      4,039            4,605        (12.3)
Other liabilities                                                            5,521            4,139         33.4
                                                                         ---------        ---------
    Total liabilities                                                      715,748          676,945          5.7
Commitments and contingencies (Note 15)                                          -                -            -
Shareholders' Equity:
    Preferred stock, $1.00 par value, 2,000,000 shares authorized;
      none of which are issued and outstanding                                   -                -            -
    Common stock, $1.00 par value, 20,000,000 shares authorized;
      7,187,423 shares are issued and 7,021,592 shares and 7,017,823 shares are outstanding at June 30, 2002 and December 31, 2001,
      respectively                                                           7,187            7,187            -
    Additional paid-in-capital                                              26,209           26,144          0.2
    Retained earnings                                                       36,273           32,834         10.5
    Accumulated other comprehensive income                                   2,191              376        482.7
    Treasury stock, at cost                                                 (1,328)          (1,312)         1.2
                                                                         ---------        ---------
      Total shareholders' equity                                            70,532           65,229          8.1
                                                                         ---------        ---------
      Total liabilities and shareholders' equity                         $ 786,280        $ 742,174          5.9
                                                                         =========        =========

NONPERFORMING ASSETS AND ASSET QUALITY RATIOS
Nonaccrual loans                                                         $  11,780        $   3,758        213.5
Accruing loans 90 days or more past due                                      1,180              783         50.7
Other real estate ("ORE")                                                      921              969         (5.0)
Other assets repossessed ("OAR")                                                 -               56       (100.0)
                                                                         ---------        ---------
Total nonperforming assets                                                  13,881            5,566        149.4
Less nonperforming loans guaranteed by the SBA, Ex-Im Bank, or
  the OCCGF                                                                 (3,154)          (1,833)        72.1
                                                                         ---------        ---------
Net nonperforming assets                                                 $  10,727        $   3,733        187.4
                                                                         =========        =========

Net nonperforming assets to total assets                                      1.36%            0.50%       171.2
Net nonperforming assets to total loans and ORE/OAR                           2.12%            0.76%       181.0
Allowance for loan losses to total loans                                      1.80%            1.81%        (0.3)
Allowance for loan losses to net nonperforming loans                         92.60%          328.77%       (71.8)
Net loan charge-offs to total loans                                           0.28%            0.84%       (67.3)
Net loan charge-offs                                                     $   1,393        $   4,167        (66.6)
Total loans to total deposits                                                78.10%           76.72%         1.8

Total loans                                                              $ 504,358        $ 493,145          2.3
Allowance for loan losses                                                $   9,080        $   8,903          2.0

                           METROCORP BANCSHARES, INC.
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                        AS OF OR FOR THE                       AS OF OR FOR THE
                                                       THREE MONTHS ENDED                      SIX MONTHS ENDED
                                                            JUNE 30,                               JUNE 30,
                                                    -----------------------     CHANGE      -----------------------       CHANGE
                                                      2002           2001          %          2002          2001             %
                                                    ---------     ---------     -------     ---------     ---------      --------
AVERAGE BALANCE SHEET SUMMARY
Total assets                                        $ 770,688     $ 721,848         6.8     $ 755,045     $ 720,524           4.8
Securities                                            212,091       150,617        40.8       196,369       148,336          32.4
Total loans                                           496,971       469,795         5.8       493,406       472,479           4.4
Allowance for loan losses                               8,848         9,287        (4.7)        8,902         9,279          (4.1)
Net loans                                             488,123       460,508         6.0       484,504       463,200           4.6
Total deposits                                        510,864       518,969        (1.6)      510,747       519,212          (1.6)
FHLB and other borrowings                              49,498        25,473        94.3        39,400        25,647          53.6
Total shareholders' equity                             68,538        62,174        10.2        67,827        61,285          10.7

INCOME STATEMENT
Interest income:
    Loans                                               9,592        11,207       (14.4)       18,853        23,226         (18.8)
    Investment securities:
      Taxable                                           2,360         2,120        11.3         4,358         4,228           3.1
      Tax-exempt                                          304           291         4.5           614           560           9.6
    Federal funds sold and other
      temporary investments                                98           578       (83.0)          216         1,245         (82.7)
                                                    ---------     ---------                 ---------     ---------
        Total interest income                          12,354        14,196       (13.0)       24,041        29,259         (17.8)
Interest expense:
    Time deposits                                       2,581         5,151       (49.9)        5,541        10,811         (48.7)
    Demand and savings deposits                           580           951       (39.0)        1,181         2,129         (44.5)
    Other borrowings                                      435           315        38.1           765           627          22.0
                                                    ---------     ---------                 ---------     ---------
        Total interest expense                          3,596         6,417       (44.0)        7,487        13,567         (44.8)
Net interest income                                     8,758         7,779        12.6        16,554        15,692           5.5
Provision for loan losses                                 970           356       172.5         1,570           783         100.5
                                                    ---------     ---------                 ---------     ---------
Net interest income after provision
  for loan losses                                       7,788         7,423         4.9        14,984        14,909           0.5
Noninterest income:
    Service charges on deposit accounts                 1,740         1,620         7.4         3,397         3,142           8.1
    Other loan-related fees                               326           363       (10.2)          912           563          62.0
    Letters of credit commissions and fees                153           184       (16.8)          279           349         (20.1)
    Gain on sale of investment securities, net             32           106       (69.8)           34           176         (80.7)
    Other noninterest income                               46            66       (30.3)          151           212         (28.8)
                                                    ---------     ---------                 ---------     ---------
        Total noninterest income                        2,297         2,339        (1.8)        4,773         4,442           7.5
Noninterest expense:
    Employee compensation and benefits                  3,857         3,504        10.1         7,427         6,823           8.9
    Occupancy                                           1,241         1,321        (6.1)        2,476         2,687          (7.9)
    Other real estate, net                                155           (10)    1,650.0           418            (3)     14,033.3
    Data processing                                        25            22        13.6            49            38          28.9
    Professional fees                                     226           368       (38.6)          399           764         (47.8)
    Advertising                                            77           104       (26.0)          167           218         (23.4)
    Other noninterest expense                           1,311         1,311           -         2,579         2,532           1.9
                                                    ---------     ---------                 ---------     ---------
        Total noninterest expense                       6,892         6,620         4.1        13,515        13,059           3.5
Income before provision for income taxes                3,193         3,142         1.6         6,242         6,292          (0.8)
Provision for income taxes                              1,003         1,019        (1.6)        1,961         2,088          (6.1)
                                                    ---------     ---------                 ---------     ---------
Net income                                          $   2,190     $   2,123         3.2     $   4,281     $   4,204           1.8
                                                    =========     =========                 =========     =========

Note: Net interest income (full tax-equivalent)

PER SHARE DATA
Earnings per share - basic                          $    0.31     $    0.30         2.7     $    0.61     $    0.60           1.3
Earnings per share - diluted                             0.30          0.30           -          0.60          0.60           0.0
Weighted average shares outstanding:
    Basic                                               7,020         6,990         0.4         7,020         6,986           0.5
    Diluted                                             7,140         7,001         2.0         7,140         7,014           1.8

PERFORMANCE RATIOS
Return on average assets                                 1.14%         1.18%       (3.4)         1.14%         1.18%         (3.4)
Return on average shareholders' equity                  12.82%        13.73%       (6.7)        12.73%        13.87%         (8.2)
Net interest margin                                      4.82%         4.64%        3.9          4.69%         4.70%         (0.2)
Efficiency ratio                                        62.34%        65.43%       (4.7)        63.37%        64.86%         (2.3)
Equity to assets                                         8.89%         8.61%        3.2          8.98%         8.51%          5.6

BANK CAPITAL RATIOS
Tier I capital                                                                                  11.94%        11.98%         (0.3)
Total capital (tier I & II)                                                                     13.19%        13.23%         (0.3)
Leverage (Regulatory)                                                                            8.65%         8.23%          5.1